                                                                EXHIBIT 10.1.18

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                            STOCK PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT ("Purchase Agreement") is dated as of May 25, 2004 between ADVANCED LIGHTING TECHNOLOGIES, INC. (the "Company"), and Robert Cizik ("Purchaser").

                              W I T N E S S E T H:

      WHEREAS, Purchaser desires to purchase shares of the Company as herein described, on the terms and conditions set forth in this Purchase Agreement. Certain capitalized terms used in this Purchase Agreement are defined in ANNEX 1 attached hereto.

      NOW, THEREFORE, it is agreed between the parties as follows:

1.    PURCHASE OF SHARES.

      Pursuant to the terms of this Purchase Agreement, Purchaser hereby agrees to purchase from the Company and the Company agrees to sell and issue to Purchaser 11.67 shares of the Company's common stock and 338.33 shares of the Company's Series A Preferred stock (collectively, the "Stock") for Three Hundred Fifty Thousand Dollars ($350,000.00) (the "Purchase Price") payable by wire transfer, cashier's check or money order at the Closing.

2.    CLOSING.

      Payment shall be delivered from Purchaser to the Company at the Closing, as such term is hereinafter defined. The closing hereunder (the "Closing") shall occur at the offices of the Company on June 24, 2004, or such other time and place as may be designated by the Company (the "Closing Date"). At the Closing, the Company shall deliver to Purchaser:

      (a)   Share certificates for 11.67 shares of the Company's common stock.

      (b) Share certificates for 338.33 shares of the Company's Series A Preferred stock.

      (c) Any and all other instruments not herein specifically provided for but which are reasonably necessary or desirable to effectuate the purposes of this Purchase Agreement.

3.    THIRD PARTY TRANSFER RESTRICTIONS.

      3.1 Right of First Refusal. In the event Purchaser proposes to sell, pledge or otherwise transfer to a party other than a Permitted Transferee, pursuant to a bona fide purchase offer, shares of the Stock acquired pursuant to this Purchase Agreement or any interest in such Stock at any time prior to an Initial Public Offering, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such shares of the Stock. Purchaser must give a written

            "Transfer Notice" to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee and including a copy of the bona fide purchase offer. The Transfer Notice shall be signed both by Purchaser and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the shares. Such Right of First Refusal with respect to the Stock shall terminate upon the sale of common stock by the Company pursuant to an Initial Public Offering.

            The Company and its assignees shall have the right to purchase all, and not less than all, of the shares of the Stock on the terms described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a Notice of Exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

            If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, Purchaser may, not later than 60 days following receipt of the Transfer Notice by the Company, conclude a transfer of the shares of the Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by Purchaser, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, Purchaser and the Company (or its assignees) shall consummate the sale of the shares of the Stock on the terms set forth in the Transfer Notice; provided, however, that the purchase price for such shares shall be the lesser of the price described in such Transfer Notice or Fair Market Value and, provided further, however, if at the time of the exercise of such Right of First Refusal there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists.

            The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares. The Company's rights under this Subsection shall be freely assignable, in whole or in part.

      3.2 Right to Compel Sale. (a) Compelled Sale. If members of the Saratoga Group propose a Change of Control Transaction, then Saratoga shall have the right (whether the Change of Control results from the sale of all, or some lesser portion, of the Saratoga Group's shares of the Company's common stock) to require Purchaser (or his Permitted Transferee) to sell all, or a Pro Rata Portion, of his shares of the Stock to the prospective purchaser of the shares owned by Saratoga (if such right is exercised, a "Compelled Sale"). If the prospective purchaser in the Change of Control Transaction proposed by the Saratoga Group is to acquire shares of the Company's common stock (or Series A Preferred stock) owned the

            Saratoga Group, but Saratoga does not elect to cause a Compelled Sale pursuant to the foregoing sentence, then Purchaser (or such Permitted Transferee) shall have the right to elect to sell to the prospective purchaser, as part of the Change of Control Transaction, the Pro Rata Portion of Purchaser's (or such Permitted Transferee's) Stock (if such right is exercised, a "Co-Sale"). The consideration to be received by Purchaser (or such Permitted Transferee) for each share of Stock in the Compelled Sale or Co-Sale shall be the same consideration per share to be received by the Saratoga Group, and the terms and conditions of such sale by Purchaser (or such Permitted Transferee) shall be the same as those upon which the Saratoga Group sell their shares, except that Purchaser (or such other party) shall not be bound by the terms of any indemnity, hold-back or escrow given to the prospective purchaser in connection with such sale to the extent that such indemnity is not limited in value with respect to Purchaser (or such Permitted Transferee) to at most the aggregate consideration to be received for his shares of the Stock in such sale.

            (b) Notice and Sale Procedures. (i) The Company shall provide written notice to Purchaser (or his Permitted Transferee) of any proposed Change of Control Transaction, which notice (a "Control Transaction Notice") shall: (A) set forth the consideration per share to be paid by the prospective purchaser and (B) state whether Saratoga is electing pursuant to Section 3.2(a) to cause a Compelled Sale. If Saratoga does not elect to cause a Compelled Sale and Purchaser (or such Permitted Transferee) desires to cause a Co-Sale pursuant to Section 3.2(a), Purchaser (or such Permitted Transferee) must give written notice of his election to cause such Co-Sale (a "Co-Sale Notice") to Saratoga (or the representative of Saratoga as may be designated in the Control Transaction Notice) within ten (10) days following the date of the Control Transaction Notice. Within ten (10) days following the date of the Control Transaction Notice in which Saratoga has elected to cause a Compelled Sale, Purchaser (or Permitted Transferee) shall deliver to Saratoga (or such designated representative), or in the case of a Co-Sale, the Co-Sale Notice shall be accompanied by, the certificates representing the shares of the Stock held by Purchaser (or Permitted Transferee) to be sold in such Compelled Sale or Co-Sale, together with a suitably executed blank stock power and all other documents required to be executed in connection with such Change of Control Transaction. In the event that Purchaser (or Permitted Transferee) should fail to deliver such certificates and other documents as aforesaid, the Company shall cause the books and records of the Company to show that such shares are bound by the provisions of this Section 3.2 and that such shares shall be transferred only to the purchaser identified in the Change of Control Notice upon surrender for transfer by Purchaser (or any other party) thereof.

            (ii) If, within one hundred twenty (120) days after the Saratoga Group gives the notice they have not completed the sale of Saratoga's shares described in the notice, the Saratoga Group shall return to Purchaser (or such Permitted

            Transferee) all certificates representing shares that Purchaser (or such Permitted Transferee) delivered for sale pursuant hereto, together with any such other documents delivered by Purchaser.

            (iii) Promptly after the consummation of the sale of the shares of the Saratoga Group and Purchaser (or Permitted Transferee) pursuant to this Section, the Saratoga Group shall remit to Purchaser (or Permitted Transferee) the total sales price of the shares of the Stock of Purchaser (or Permitted Transferee) sold pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by Purchaser (or Permitted Transferee).

4.    PURCHASER'S RIGHTS UPON REPURCHASE.

      At such time as the Company makes available, the consideration for the Stock to be repurchased in accordance with the provisions of Section 3 of this Purchase Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Purchase Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Purchase Agreement.

5.    TRANSFER BY PURCHASER TO CERTAIN TRUSTS.

      Purchaser shall have the right to transfer all or any portion of Purchaser's interest in the shares of Stock issued under this Purchase Agreement which have been delivered to Purchaser under the provisions of this Purchase Agreement, to a trust established by Purchaser for the benefit of Purchaser, Purchaser's spouse or Purchaser's children, without being subject to the provisions of Section 3 hereof, provided that the trustee on behalf of the trust shall agree in writing to be bound by the terms and conditions of this Purchase Agreement. The transferee shall execute a copy of EXHIBIT A attached hereto and file the same with the Secretary of the Company.

6.    LEGEND ON SHARES.

      All certificates representing the Stock purchased under this Purchase Agreement shall, where applicable, have endorsed thereon the following legends and any other legends required by applicable securities laws:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE REQUIREMENTS AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST. SUCH AGREEMENT IMPOSES CERTAIN TRANSFER RESTRICTIONS AND CERTAIN REPURCHASE REQUIREMENTS ON THE COMPANY (OR ITS ASSIGNS) UPON THE SALE OF THE SHARES. A COPY OF SUCH AGREEMENTS IS ON FILE AT

            THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF SHARES REPRESENTED BY THIS CERTIFICATE.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."

7.    PURCHASER'S INVESTMENT REPRESENTATIONS.

      This Purchase Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's acceptance hereof Purchaser confirms, that the Stock which Purchaser will receive will be acquired with Purchaser's own funds for investment for an indefinite period for Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser's property shall at all times be within Purchaser's control. By executing this Purchase Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation, to such person or to any third person, with respect to any of the Stock.

      Purchaser understands that the Stock will not be registered or qualified under federal or state securities laws on the ground that the sale provided for in this Purchase Agreement is exempt from registration or qualification under federal or state securities laws and that the Company's reliance on such exemption is predicated on Purchaser's representations set forth herein.

      Purchaser agrees that in no event will Purchaser make a disposition of any of the Stock (including a disposition under Section 5 of this Purchase Agreement), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) such disposition will not require registration or qualification of such Stock under federal or state securities laws or (B) appropriate action necessary for compliance with the federal or state securities laws has been taken or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this section.

      With respect to a transaction occurring prior to such date as the Stock is covered by a valid federal registration statement, this subsection shall apply unless the transaction is covered by Rule 701 under the Securities Act of 1933, as amended (the "Securities Act") or another exemption. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Purchase Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's investment, has the ability to bear the economic risks of Purchaser's investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

      Purchaser understands that if a registration statement covering the Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when Purchaser desires to sell the Stock, Purchaser may be required to hold the Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

8.    NO DUTY TO TRANSFER IN VIOLATION HEREUNDER.

      The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Purchase Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

9.    RIGHTS OF PURCHASER.

      Except as otherwise provided herein, Purchaser shall, during the term of this Purchase Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock.

10.   OTHER NECESSARY ACTIONS.

      The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Purchase Agreement.

11.   NOTICE.

      Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by 10 days' advance written notice to the other party hereto.

12.   SUCCESSORS AND ASSIGNS.

      This Purchase Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser's heirs, executors, administrators, successors and assigns. No waiver of any breach or condition of this Purchase Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

13.   APPLICABLE LAW.

      This Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, as such laws are applied to contracts entered into and performed in such state.

14.   NO FEDERAL OR OTHER STATE REGISTRATION.

      THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS PURCHASE AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAW OF ANY STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH REGISTRATION OR QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION. THE RIGHTS OF ALL PARTIES TO THIS PURCHASE AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH REGISTRATION OR QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

15.   NO ORAL MODIFICATION.

      No modification of this Purchase Agreement shall be valid unless made in writing and signed by the parties hereto.

16.   ENTIRE AGREEMENT.

      This Purchase Agreement constitutes the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the day and year first above written.

      ADVANCED LIGHTING                      PURCHASER
      TECHNOLOGIES, INC.

      By:   /s/ Wayne Vespoli                By:   /s/ Robert Cizik
            ----------------------------           -----------------------------
      Name: Wayne Vespoli                    Name: Robert Cizik
      Its:  Executive Vice President         Its:
            and Treasurer

                                                                         ANNEX 1

                                   DEFINITIONS

Affiliate shall mean, with respect to any person or entity, a person or entity which controls, is controlled by or is under common control with, such person or entity.

Board of Directors or Board shall mean the Board of Directors of the Company, as constituted from time to time.

Change in Control means, (i) (a) such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Stock on a fully diluted basis, and
(b) such ownership represents a greater percentage of the total voting power of the Stock on a fully diluted basis than may be voted by (I) Saratoga and/or any of its Affiliates, (II) any "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that includes a member of the Saratoga Group; if members of the Saratoga Group "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) Stock representing the majority of the voting power of the Stock owned by such group and (III) Executive Managers; provided however that a Change of Control shall not be deemed to have occurred by reason of the fact that one or more of the Executive Managers become the beneficial owners of more than 50% of the total voting power of the Company on a fully diluted basis; or (ii) individuals who on the effective date of the Purchase Agreement constitute the members of the Board (together with any new or successor directors whose election by the Board or whose nomination by the Board for election by stockholders was approved by a vote of at least two-thirds of the members of the Board on the date of their election or nomination) cease for any reason to constitute a majority of the members of the Board then in office.

Change of Control Transaction shall mean a transfer of Shares for value by one or more members of the Saratoga Group effecting a Change of Control.

Code shall mean the Internal Revenue Code of 1986, as amended.

Committee shall mean a committee of the Board of Directors consisting of all of the Outside Directors other than Robert Cizik.

Common-Law Employee means an individual paid from W-2 Payroll of the Company or an Affiliate. If, during any period, the Company (or Affiliate, as applicable) has not treated an individual as a Common-Law Employee and, for that reason, has not paid such individual in a manner which results in the issuance of a Form W-2 and withheld taxes with respect to him or her, then that individual shall not be an eligible Employee for that period, even if any person, court of law or government agency determines, retroactively, that that individual is or was a Common-Law Employee during all or any portion of that period.

Company Payment Condition shall mean any restrictions on the purchase of Stock by the Company contained in (i) its principal secured credit facility, (ii) the indenture relating to its Senior Notes due 2009, and (iii) applicable law.

Exchange Act means the Securities and Exchange Act of 1934, as amended.

Executive Managers means the five individuals who were the most highly compensated officers or employees of the Company and its Subsidiaries, taken as a whole, for the most recent fiscal year of the Company.

Fair Market Value means the market price of Shares, determined by the Committee as follows:

      If the Shares were traded over-the-counter on the date in question but were not traded on the NASDAQ Stock Market or the NASDAQ National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Shares are quoted or, if the Shares are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

      If the Shares were traded over-the-counter on the date in question and were traded on the NASDAQ Stock Market or the NASDAQ National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the NASDAQ Stock Market or the NASDAQ National Market;

      If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

      If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on the basis of existing facts and circumstances.

      In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

Initial Public Offering shall mean an underwritten public offering or offerings of Stock by the Company pursuant to one or more effective registration statements under the Securities Act which in the aggregate result in (i) aggregate net proceeds to the Company of not less than $20,000,000.00 and (ii) at least 20% of the issued and outstanding Stock of the Company being held by persons other than any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which is the ultimate "beneficial power" (as defined in Rule 13d-3 under the Exchange Act) of more than 5% of the total voting power of the voting stock of the Company on a fully diluted basis. If an Initial Public Offering is the result of more than one public offering, the Initial Public Offering shall be deemed to have occurred upon completion of the last public offering constituting the Initial Public Offering.

Outside Director shall mean a member of the Board who is not a Common-Law Employee of the Company.

Permitted Transfer shall mean a transfer or assignment of Shares from Purchaser to a Permitted Transferee.

Permitted Transferee shall mean (a) Purchaser's immediate family members or linear descendants, (b) a trust for the benefit of Purchaser and/or such family members or (c) a partnership consisting solely of Purchaser and one or more such family members; provided however, that such transferee, at the time of such transfer shall agree in writing to abide by the terms of the transfer restrictions in any related Purchase Agreement. Shares held by any such transferee shall be subject to all the conditions and restrictions set forth in the applicable Purchase Agreement, as if such transferee were a party to such Agreement.

Purchase Price Per Share shall mean the consideration for which one Share may be acquired pursuant to the Award.

Pro Rata Portion shall mean, with respect to Purchaser, the percentage of such Purchaser's Shares which equals the number of Shares transferred by members of the Saratoga Group in a Change of Control transaction, divided by the number of Shares held by members of the Saratoga Group prior to such transaction.

Saratoga shall mean Saratoga Lighting Holdings LLC, its successors and assigns.

Saratoga Group shall mean Saratoga and each and every Affiliate of Saratoga.

Securities Act shall mean the Securities Act of 1933, as amended.

Share shall mean one share of Stock.

Stock shall mean the common stock or Series A Preferred Stock of the Company, as applicable, under this Purchase Agreement.

Subsidiary means any subsidiary corporation within the meaning of Code Section 424(f)) with respect to the Company.

W-2 Payroll means whatever mechanism or procedure that the Company or an Affiliate of the Company utilizes to pay any individual which results in the issuance of Form W-2 to the individual. "W-2 Payroll" does not include any mechanism or procedure which results in the issuance of any form other than a Form W-2 to an individual, including, but not limited to, any Form 1099 which may be issued to an independent contractor, an agency employee or a consultant. Whether a mechanism or procedure qualifies as a "W-2 Payroll" shall be determined in the absolute discretion of the Company (or Affiliate, as applicable), and the Company or Affiliate determination shall be conclusive and binding on all persons.

                                    EXHIBIT A

                   Acknowledgment of and Agreement to be Bound
                    By the Common Stock Purchase Agreement of
                      ADVANCED LIGHTING TECHNOLOGIES, INC.

      The undersigned, as transferee of shares of ADVANCED LIGHTING TECHNOLOGIES, INC., hereby acknowledges that he or she has read and reviewed the terms of the Stock Purchase Agreement of ADVANCED LIGHTING TECHNOLOGIES, INC. and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Stock Purchase Agreement as an original party thereto.

Dated:                        20           By:
        --------------------,   ----             -------------------------------